UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2021

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485 Route 1 South Building F, Suite 320 Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC
Series A Warrants	OTLKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On December 21, 2021, Outlook Therapeutics, Inc. (the “Company”) entered into Employment Agreements with each of Terry Dagnon, the Company’s Chief Operations Officer, and Jeff Evanson, the Company’s Chief Commercial Officer (the “Agreements”). The Agreements supersede and replace the prior consulting agreements between the Company and each of Mr. Dagnon and Mr. Evanson (each, an “Executive”).

Pursuant to the Agreements, each Executive will receive a base salary of $450,000 and a discretionary annual cash bonus with a target amount equal to 50% of the Executive’s base salary. If the Company terminates the Executive’s employment without Cause (as defined in the Agreements) or if the Executive terminates his employment for Good Reason (as defined in the Agreements), the Executive will be entitled to receive an amount equal to 12 months of his base salary plus a bonus equal to his full target amount, as well as the acceleration of 50% of the Executive’s unvested equity awards subject to time-based vesting requirements. In connection with the Agreements, each Executive received a grant of 800,000 options to purchase common stock, one quarter of which will vest on the first anniversary of the grant and the remainder of which will vest in monthly installments over the succeeding three years, subject to the Executive’s continued service through each vesting date. In addition, each Executive received a performance grant of 200,000 options to purchase common stock, which will vest upon the Company’s achievement of certain milestones.

The foregoing description of the Agreements is not complete and is qualified in its entirety by reference to the Agreements, copies of which are attached as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K.

CEO Performance Award

On December 21, 2021, the Compensation Committee of the Board of Directors of the Company awarded Mr. C. Russell Trenary III, the Company’s Chief Executive Officer, 1,500,000 options to purchase common stock pursuant to the Company’s 2015 Equity Incentive Plan, which will vest upon the Company’s achievement of certain milestones, subject to Mr. Trenary’s continued employment with the Company.  This award replaces the performance options awarded to Mr. Trenary in connection with his appointment as Chief Executive Officer in July 2021, which have been cancelled.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement by and between Terry Dagnon and Outlook Therapeutics, Inc, dated December 21, 2021.
10.2	Executive Employment Agreement by and between Jeff Evanson and Outlook Therapeutics, Inc, dated December 21, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: December 23, 2021	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer